UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

0-20109

(Commission file number)

Massachusetts	04-2640942
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

297 Billerica Road

Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information contained below under Item 5.02 regarding the grant of a restricted stock unit award to certain executive officers of Kronos Incorporated (“Kronos”) is incorporated herein by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors (the “Board”) of Kronos held on November 16, 2006, the Board ratified the base salaries, previously approved by the Compensation Committee of the Board (the “Committee”), for executive officers of Kronos for fiscal year 2007. The following table sets forth the annual base salary for each of Kronos’ named executive officers for the fiscal year ending September 30, 2007:

Named Executive Officer	2007 Base Salary
Mark S. Ain Executive Chairman of the Board of Directors	$440,000

Aron J. Ain Chief Executive Officer	$496,800

Paul A. Lacy President	$455,500

Peter C. George Senior Vice President, Engineering and Chief Technology Officer	$310,500

James J. Kizielewicz Senior Vice President, Corporate Strategy	$297,000

Also on November 16, 2006, Messrs Mark Ain, Aron Ain, Lacy, George and Kizielewicz each received a restricted stock unit award to purchase 17,500, 35,000, 25,000, 20,000 and 15,000 shares of Kronos common stock, respectively. Please refer to Exhibit 10.1 attached to our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2006, as filed with the Securities and Exchange Commission on May 11, 2006, for the form of Restricted Stock Unit Agreement Granted Under 2002 Stock Incentive Plan. Vesting of the restricted stock units granted on November 16, 2006 is subject to a performance goal being met by Kronos for fiscal 2007. If the performance goal is met, the restricted stock units will vest in four equal annual installments beginning on November 16, 2007. If the performance goal is not met, the restricted stock units will not vest and the grant will be cancelled.

In addition, at the November 16, 2006 meeting, the Board ratified the fiscal 2007 management incentive plan, previously approved by the Committee, for executive officers of Kronos. Although each executive officer of Kronos is eligible to receive an award under the fiscal 2007 management incentive plan, the granting of awards under the plan is solely at the discretion of the Committee. The purpose of the plan is to reward executive officers for the achievement of certain financial and other goals by Kronos during fiscal year 2007. In approving the fiscal 2007 management incentive plan, the Committee set guidelines for bonus awards based upon achievement of financial goals, including the achievement by

Kronos of the level of non-GAAP pre-tax income established in its financial plan for fiscal year 2007. In making bonus awards, the Committee also may consider other tangible and intangible factors which may include achievement of corporate performance goals. The bonus payable to each executive officer, other than the Executive Chairman of the Board, under the fiscal 2007 management incentive plan ranges from 0% of such officer’s fiscal 2007 base salary, if Kronos achieves 100% of its non-GAAP pre-tax income as set forth in its financial plan for fiscal year 2007, to a maximum of 80% of such officer’s fiscal 2007 base salary. The bonus payable to the Executive Chairman of the Board, under the fiscal 2007 management incentive plan, ranges from 0% of his fiscal 2007 base salary, if Kronos achieves 100% of its non-GAAP pre-tax income as set forth in its financial plan for fiscal year 2007, to 60% of his fiscal 2007 base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: November 22, 2006	By:	/s/ Paul A. Lacy
Paul A. Lacy
President

(Duly Authorized Officer and Principal Executive Officer)